Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports Third Quarter 2018 Financial Results

Lowers 2018 Earnings Guidance

Scottsdale, Ariz. – November 7, 2018 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the third quarter ended September 30, 2018, as summarized below:

	Three Months Ended			Nine Months Ended
	September 30			September 30
(In millions, except per share amounts)	2018	2017	Chg	2018	2017	Chg
Net revenue	$1,853.5	$1,419.4	30.6%	$5,469.5	$4,144.2	32.0%
Net income	$27.1	$32.5	-16.4%	$52.1	$55.7	-6.4%
Segment profit [1]	$88.3	$87.7	0.7%	$211.9	$211.9	0.0%
Adjusted net income [1]	$36.2	$40.4	-10.5%	$80.2	$80.6	-0.5%
Per share results:
Earnings per share	$1.09	$1.32	-17.4%	$2.06	$2.30	-10.4%
Adjusted earnings per share [1]	$1.45	$1.64	-11.6%	$3.17	$3.33	-4.8%

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Highlights Include:

•	Net revenue increased 31 percent over the third quarter of 2017 to $1.9 billion.
•	Net income decreased 16 percent over the third quarter of 2017 to $27.1 million.
•	Segment profit was $88.3 million compared to $87.7 million in the third quarter of 2017.
•	Adjusted net income decreased 11 percent from the third quarter of 2017 to $36.2 million.
•

Unrestricted cash and investments were $232.2  million as of September 30, 2018. Approximately $134.2 million of the unrestricted cash and investments at September 30, 2018 related to excess capital and undistributed earnings held at regulated entities.

•	The Company is lowering its full year 2018 earnings guidance.

“In light of our recent performance and lowering of guidance, we acknowledge that our financial results have been below our expectations.  In the short-term, we expect the environment to remain challenging, but we see significant long-term opportunity in both our Healthcare and Pharmacy businesses,” said Barry M. Smith, chairman and chief executive officer of Magellan Health.  “We are focused on partnering with our customers to increase the quality of healthcare for our members while effectively managing both the cost of care and administrative expenses.”

Net Revenue

Net revenue for the third quarter ended September 30, 2018, was $1.9 billion, an increase of 31 percent over the same period in 2017. This increase was mainly driven by net business growth and the annualization of revenue from prior year acquisitions.

Segment Profit

Segment profit was $88.3 million for the third quarter, compared to $87.7 million in the prior year quarter.

•

Healthcare segment profit was $61.7 million, which represents an increase of 7 percent compared to the third quarter of 2017. Healthcare results for the quarter include net favorable out of period adjustments of approximately $22 million, largely driven by favorable client settlements. Other material drivers of the quarterly change in segment profit included the incremental losses in Virginia and the impact of the October 2017 rate reduction in Florida, partially offset by the incremental earnings contribution from the Senior Whole Health acquisition that closed on October 31, 2017.

•

Pharmacy management segment profit was $33.6 million, which was a  decrease of 13 percent compared to the third quarter of 2017. This year over year decrease was primarily driven by a decline in earnings in our specialty carve-out business resulting from lost formulary management contracts.

•

Corporate costs inclusive of eliminations,  but excluding stock compensation expense, totaled $7.0 million, compared to $8.5 million in the third quarter of 2017. This change was due to costs in the prior year quarter related to the Senior Whole Health acquisition.

Cash Flow & Balance Sheet

Cash flow from operations for the nine months ended September 30, 2018, was $34.0 million versus $112.7 million in the nine months ended September 30, 2017. This year over year change is primarily related to the timing of receivable collections from states in the Company’s MCC businesses.

As of September 30, 2018, the Company’s unrestricted cash and investments totaled $232.2 million versus $261.2 million from the balance at December 31, 2017. Approximately $134.2 million of the unrestricted cash and investments at September 30, 2018, is related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments at September 30, 2018, was $380.8 million versus the balance at December 31, 2017 of  $465.4 million. This decrease was primarily due to accounts receivable increases as well as improved capital efficiency through substituting a letter of credit for statutory surplus in one of the Company’s MCC markets.

Year to date through October 31, 2018, we repurchased approximately 680,000 shares for $53.2 million. We have approximately  $200 million remaining in our share repurchase authorization program which runs through October 22, 2020.

Outlook

The Company is lowering its 2018 full year earnings guidance ranges.

	Nov 7, 2018		July 27, 2018
2018 Guidance	Low	High	Low	High
Net revenue	$7,300.0	$7,500.0	$7,300.0	$7,500.0
Income before income taxes	$97.0	$131.0	$132.0	$170.0
Net income	$68.0	$88.0	$93.0	$117.0
Segment Profit[1]	$290.0	$310.0	$330.0	$350.0
Adjusted net income[1]	$107.0	$123.0	$132.0	$152.0

Per share results:
Earnings per share[2]	$2.71	$3.51	$3.65	$4.59
Adjusted earnings per share[1][2]	$4.26	$4.90	$5.18	$5.96

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

[2] 2018 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business October 31, 2018, but excludes the impact of any potential future activity.

The reduction in earnings guidance reflects the following:

•	Utilization pressures in our Healthcare business;
•	In MCC of Virginia, the unfavorable update to the Company’s expected risk scores for 2018;
•	Modestly lower margins in the Pharmacy business as a result of delayed timing of network rate improvement actions; and,
•	As result of operating efficiency initiatives, an initial estimate of severance and other costs that the Company anticipates to recognize in 2018.

The Company now estimates net income for the full year 2018 to be in the range of $68 million to $88 million, adjusted net income in the range of $107 million to $123 million, EPS in the range of $2.71 to $3.51 and adjusted EPS in the range of $4.26  to $4.90.  The full year segment profit guidance is expected to be in the range of $290 million to $310 million. The Company is maintaining its revenue range of $7.3 billion to $7.5 billion.

“After transforming our business and achieving strong top line growth over the past few years, we have significant earnings power in our current portfolio as we work to increase our margins to industry competitive levels,” said Jonathan N. Rubin, chief financial officer of Magellan Health.

Earnings Conference Call

Management will discuss the Company’s third quarter results on a conference call scheduled for Wednesday,  November  7, 2018 at 8:00 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 and use passcode “3rd Quarter 2018” approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through December 7, 2018. This replay may be accessed by dialing 1-866-501-2962 (Domestic) or 1-203-369-1830 (International). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2018 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share, an initial estimate of severance and other costs that we anticipate to recognize in 2018, growth opportunities, business environment, long term opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2018. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2017	September 30, 2018
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$398,732	$234,264
Accounts receivable, net	660,775	820,748
Short-term investments	310,578	374,669
Pharmaceutical inventory	40,945	44,035
Other current assets	72,323	102,829
Total Current Assets	1,483,353	1,576,545
Property and equipment, net	158,638	154,826
Long-term investments	17,287	4,090
Deferred income taxes	813	1,071
Other long-term assets	22,567	51,391
Goodwill	1,006,288	1,015,076
Other intangible assets, net	268,288	245,516
Total Assets	$2,957,234	$3,048,515

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$74,300	$73,144
Accrued liabilities	193,635	209,012
Short-term contingent consideration	6,892	7,131
Medical claims payable	327,625	402,497
Other medical liabilities	177,002	162,009
Current debt, capital lease and deferred financing obligations	112,849	64,778
Total Current Liabilities	892,303	918,571
Long-term debt, capital lease and deferred financing obligations	740,888	733,969
Deferred income taxes	12,298	12,802
Tax contingencies	14,226	14,326
Long-term contingent consideration	1,925	2,137
Deferred credits and other long-term liabilities	19,100	34,959
Total Liabilities	1,680,740	1,716,764

Stockholders’ Equity:
Ordinary common stock	530	535
Additional paid-in capital	1,274,811	1,324,176
Retained earnings	1,399,495	1,447,416
Accumulated other comprehensive loss	(380)	(373)
Ordinary common stock in treasury, at cost	(1,397,962)	(1,440,003)
Total Stockholders’ Equity	1,276,494	1,331,751
Total Liabilities and Stockholders’ Equity	$2,957,234	$3,048,515

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
Net revenue:
Managed care and other	$834,358	$1,235,787	$2,385,397	$3,670,890
PBM	585,048	617,719	1,758,771	1,798,616
Total net revenue	1,419,406	1,853,506	4,144,168	5,469,506

Costs and expenses:
Cost of care	569,306	938,031	1,634,624	2,802,506
Cost of goods sold	543,682	571,145	1,648,670	1,689,229
Direct service costs and other operating expenses (1)(2)	227,372	265,471	680,230	793,700
Depreciation and amortization	28,189	33,047	82,896	97,302
Interest expense	7,663	8,990	16,711	26,034
Interest and other income	(1,781)	(4,139)	(3,801)	(9,978)
Total costs and expenses	1,374,431	1,812,545	4,059,330	5,398,793
Income before income taxes	44,975	40,961	84,838	70,713
Provision for income taxes	11,739	13,816	29,206	18,565
Net income	33,236	27,145	55,632	52,148
Less: net income (loss) attributable to non-controlling interest	785	-	(66)	-
Net income attributable to Magellan	$32,451	$27,145	$55,698	$52,148

Weighted average number of common shares outstanding — basic	23,282	24,433	23,135	24,451
Weighted average number of common shares outstanding — diluted	24,563	24,928	24,241	25,316

Net income attributable to Magellan per common share — basic	$1.39	$1.11	$2.41	$2.13
Net income attributable to Magellan per common share — diluted	$1.32	$1.09	$2.30	$2.06

Net income	$33,236	$27,145	$55,632	$52,148
Other comprehensive income:
Unrealized gain on available-for-sale securities (3)	26	194	27	7
Comprehensive income	33,262	27,339	55,659	52,155
Less: comprehensive income (loss) attributable to non-controlling interest	785	-	(66)	-
Comprehensive income attributable to Magellan	$32,477	$27,339	$55,725	$52,155

(1)

Includes stock compensation expense of $10,323 and $9,320 for the three months ended September 30, 2017 and 2018, respectively, and $31,834 and $27,405 for the nine months ended September 30, 2017 and 2018, respectively.

(2)

Includes changes in fair value of contingent consideration of $(834) and $148 for the three months ended September 30, 2017 and 2018, respectively, and $(631) and $451 for the nine months ended September 30, 2017 and 2018, respectively.

(3)	Net of income tax provision of $16 and $61 for the three months ended September 30, 2017 and 2018, respectively, and $18 and $3 for the nine months ended September 30, 2017 and 2018, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2017	2018
Cash flows from operating activities:
Net income	$55,632	$52,148
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	82,896	97,302
Non-cash interest expense	3,120	919
Non-cash stock compensation expense	31,834	27,405
Non-cash income tax (benefit) provision	(2,160)	1,814
Non-cash amortization on investments	3,052	1,404
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(13,539)	(160,904)
Pharmaceutical inventory	9,609	(3,090)
Other assets	(15,481)	(60,008)
Accounts payable and accrued liabilities	(70,006)	(13,781)
Medical claims payable and other medical liabilities	25,578	73,667
Contingent consideration	(631)	451
Tax contingencies	158	100
Deferred credits and other long-term liabilities	2,408	16,497
Other	210	93
Net cash provided by operating activities	112,680	34,017

Cash flows from investing activities:
Capital expenditures	(42,703)	(51,244)
Acquisitions and investments in businesses, net of cash acquired	(3,200)	(402)
Purchases of investments	(341,280)	(453,007)
Proceeds from maturities and sales of investments	320,045	400,683
Net cash used in investing activities	(67,138)	(103,970)

Cash flows from financing activities:
Proceeds from issuance of debt	949,239	-
Payments to acquire treasury stock	(15,457)	(41,039)
Proceeds from exercise of stock options	28,328	22,587
Payments on debt, capital lease and deferred financing obligations	(798,359)	(75,043)
Payments on contingent consideration	(1,032)	-
Other	(8,005)	(1,020)
Net cash provided by (used in) financing activities	154,714	(94,515)

Net increase (decrease) in cash and cash equivalents	200,256	(164,468)
Cash and cash equivalents at beginning of period	304,508	398,732
Cash and cash equivalents at end of period	$504,764	$234,264

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
Healthcare
Managed care and other revenue	$769,451	$1,176,439	$2,190,097	$3,488,928
Cost of care	(569,306)	(938,031)	(1,634,624)	(2,802,506)
Direct service costs and other	(143,550)	(179,022)	(428,432)	(543,258)
Stock compensation expense (1)	2,623	2,165	8,388	7,857
Changes in fair value of contingent consideration (1)	(834)	148	(631)	451
Less: non-controlling interest segment profit (loss) (2)	789	-	(56)	-
Healthcare segment profit	57,595	61,699	134,854	151,472

Pharmacy Management
Managed care and other revenue	65,131	59,500	195,970	182,410
PBM revenue	618,178	665,734	1,856,856	1,940,726
Cost of goods sold	(575,327)	(618,463)	(1,742,610)	(1,827,327)
Direct service costs and other	(74,976)	(74,491)	(225,782)	(221,018)
Stock compensation expense (1)	5,680	1,359	17,094	4,252
Pharmacy Management segment profit	38,686	33,639	101,528	79,043

Corporate and Elimination (3)
Managed care and other revenue	(224)	(152)	(670)	(448)
PBM revenue	(33,130)	(48,015)	(98,085)	(142,110)
Cost of goods sold	31,645	47,318	93,940	138,098
Direct service costs and other	(8,846)	(11,958)	(26,016)	(29,424)
Stock compensation expense (1)	2,020	5,796	6,352	15,296
Less: non-controlling interest segment profit (loss) (2)	(1)	-	(3)	-
Corporate and Elimination	(8,534)	(7,011)	(24,476)	(18,588)

Consolidated
Managed care and other revenue	834,358	1,235,787	2,385,397	3,670,890
PBM revenue	585,048	617,719	1,758,771	1,798,616
Cost of care	(569,306)	(938,031)	(1,634,624)	(2,802,506)
Cost of goods sold	(543,682)	(571,145)	(1,648,670)	(1,689,229)
Direct service costs and other	(227,372)	(265,471)	(680,230)	(793,700)
Stock compensation expense (1)	10,323	9,320	31,834	27,405
Changes in fair value of contingent consideration (1)	(834)	148	(631)	451
Less: non-controlling interest segment profit (loss) (2)	788	-	(59)	-
Consolidated segment profit	$87,747	$88,327	$211,906	$211,927

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$44,975	$40,961	$84,838	$70,713
Stock compensation expense	10,323	9,320	31,834	27,405
Changes in fair value of contingent consideration	(834)	148	(631)	451
Non-controlling interest segment (profit) loss	(788)	-	59	-
Depreciation and amortization	28,189	33,047	82,896	97,302
Interest expense	7,663	8,990	16,711	26,034
Interest and other income	(1,781)	(4,139)	(3,801)	(9,978)
Segment profit	$87,747	$88,327	$211,906	$211,927

(1)

Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)	The non-controlling portion of AlphaCare's segment profit (loss) is excluded from the computation of segment profit.
(3)

Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018

Net income attributable to Magellan	$32,451	$27,145	$55,698	$52,148
Adjusted for acquisitions starting in 2013
Stock compensation expense	4,960	-	14,718	530
Changes in fair value of contingent consideration	(834)	148	(631)	451
Amortization of acquired intangibles	8,424	12,079	25,189	36,676
Tax impact	(4,605)	(3,220)	(14,372)	(9,577)
Adjusted net income	$40,396	$36,152	$80,602	$80,228

Net income per common share attributable to Magellan —diluted	$1.32	$1.09	$2.30	$2.06
Adjusted for acquisitions starting in 2013
Stock compensation expense	0.20	-	0.61	0.02
Changes in fair value of contingent consideration	(0.03)	0.01	(0.03)	0.02
Amortization of acquired intangibles	0.34	0.48	1.04	1.45
Tax impact	(0.19)	(0.13)	(0.59)	(0.38)
Adjusted earnings per share	$1.64	$1.45	$3.33	$3.17

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2018 GUIDANCE

(In millions, except per share amounts)

	July 27, 2018		November 7, 2018
	Low	High	Low	High

Net revenue	$7,300.0	$7,500.0	$7,300.0	$7,500.0
Income before income taxes	132.0	170.0	97.0	131.0
Net income	93.0	117.0	68.0	88.0
Segment profit (1)	330.0	350.0	290.0	310.0
Adjusted net income (1)	132.0	152.0	107.0	123.0
Per share results:
Earnings per share (2)	3.65	4.59	2.71	3.51
Adjusted earnings per share (1)(2)	5.18	5.96	4.26	4.90

(1)	Refer to the Reconciliation of GAAP to Non-GAAP measures table.
(2)	Based on average fully diluted shares of 25.5 million and 25.1 million for July 27, 2018 guidance and November 7, 2018 guidance, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2018 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

	July 27, 2018		November 7, 2018
	Low	High	Low	High

Net income attributable to Magellan	$93.0	$117.0	$68.0	$88.0
Adjusted for acquisitions starting in 2013
Stock compensation expense	1.0	1.0	1.0	1.0
Changes in fair value of contingent consideration	-	-	-	-
Amortization of acquired intangibles	52.0	47.0	52.0	47.0
Tax impact	(14.0)	(13.0)	(14.0)	(13.0)
Adjusted net income	$132.0	$152.0	$107.0	$123.0

Net income per common share attributable to Magellan —Diluted	$3.65	$4.59	$2.71	$3.51
Adjusted for acquisitions starting in 2013
Stock compensation expense	0.04	0.04	0.04	0.04
Changes in fair value of contingent consideration	-	-	-	-
Amortization of acquired intangibles	2.04	1.84	2.07	1.87
Tax impact	(0.55)	(0.51)	(0.56)	(0.52)
Adjusted earnings per share	$5.18	$5.96	$4.26	$4.90

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$132.0	$170.0	$97.0	$131.0
Stock compensation expense	35.0	33.0	35.0	31.0
Changes in fair value of contingent consideration	-	-	-	-
Depreciation and amortization	137.0	127.0	135.0	129.0
Interest expense	37.0	33.0	36.0	34.0
Interest income	(11.0)	(13.0)	(13.0)	(15.0)
Segment profit	$330.0	$350.0	$290.0	$310.0

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

HEALTHCARE SEGMENT HISTORICAL RECLASSIFICATION (1)

(Unaudited)

(In thousands)

	For the Quarter Ended				Year Ended
	March 31,	June 30,	September	December 31,	December 31,
Healthcare Segment Results	2017	2017	30, 2017	2017	2017
Behavioral & Specialty Health revenue
Risk-based, non-EAP	$315,344	$385,042	$372,755	$388,018	$1,461,159
EAP risk-based	97,920	100,009	90,000	94,118	382,047
ASO	56,291	61,080	66,785	73,154	257,310
Magellan Complete Care revenue
Risk-based, non-EAP	183,076	196,281	226,905	447,654	1,053,916
ASO	12,745	12,858	13,006	13,236	51,845
Managed care and other revenue	$665,376	$755,270	$769,451	$1,016,180	$3,206,277

MLR Behavioral & Specialty Health risk	87.5%	91.4%	89.3%	85.7%	88.5%
MLR Behavioral & Specialty Health EAP risk	71.7%	69.5%	65.8%	67.0%	68.6%
MLR Magellan Complete Care risk	74.3%	82.4%	78.1%	85.7%	81.5%

Membership
Behavioral & Specialty Health
Risk (2)	12,000	12,771	13,232	13,029
EAP risk	14,533	14,144	14,228	14,472
ASO	26,983	28,475	28,337	27,824
Magellan Complete Care
Risk	72	73	77	120
ASO	20	20	20	21
	53,608	55,483	55,894	55,466

	For the Quarter Ended
Healthcare Segment Results	March 31, 2018	June 30, 2018	September 30, 2018
Behavioral & Specialty Health revenue
Risk-based, non-EAP	$373,052	$378,076	$377,615
EAP risk-based	94,658	91,275	79,854
ASO	62,639	61,276	65,326
Magellan Complete Care revenue
Risk-based, non-EAP	613,829	610,358	639,584
ASO	13,423	13,903	14,060
Managed care and other revenue	$1,157,601	$1,154,888	$1,176,439

MLR Behavioral & Specialty Health risk	86.8%	86.7%	87.7
MLR Behavioral & Specialty Health EAP risk	68.9%	69.2%	68.2
MLR Magellan Complete Care risk	87.9%	89.3%	86.4

Membership
Behavioral & Specialty Health
Risk (2)	12,334	12,258	12,325
EAP risk	15,343	14,890	15,140
ASO	29,533	27,064	26,551
Magellan Complete Care
Risk	131	132	144
ASO	21	22	22
	57,362	54,366	54,182

(1)

During the third quarter of 2018, the Company re-evaluated how it was managing the Healthcare business segment and decided a reorganization was necessary to effectively manage the business going forward. As a result of this business reorganization, the Company concluded that changes to Healthcare’s reporting units were warranted. Healthcare now consists of two reporting units – Behavioral & Specialty Health and Magellan Complete Care (“MCC”).

(2)	May include some duplicate count of membership for customers that contract with Magellan for both behavioral and other specialty management services.

(MGLN-GEN)

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